UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2019 (June 4, 2019)

ARMSTRONG FLOORING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37589	47-4303305
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

2500 Columbia Avenue P.O. Box 3025 Lancaster, Pennsylvania	17603
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (717) 672-9611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AFI	New York Stock Exchange

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

Armstrong Flooring, Inc. (the “Company”) held its annual meeting of stockholders on June 4, 2019 at which the stockholders voted in favor of the proposals for (i) the election of the seven (7) directors listed below; (ii) the advisory vote to approve the Company’s named executive officer compensation; and (iii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

The final voting results for each of these proposals are as follows:

Proposal 1 – Election of Directors

Nominee	For	Against	Abstain	Broker Non-Vote
Michael F. Johnston	23,444,018	80,678	28,042	1,172,082
Kathleen S. Lane	23,392,201	132,996	27,541	1,172,082
Jeffrey Liaw	23,446,414	79,020	27,304	1,172,082
Michael W. Malone	23,390,139	134,553	28,046	1,172,082
Larry S. McWilliams	21,613,751	1,909,645	29,342	1,172,082
James C. Melville	23,293,018	230,346	29,374	1,172,082
Jacob H. Welch	23,441,575	83,862	27,301	1,172,082

Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
23,329,234	221,847	1,657	1,172,082

Proposal 3 – Ratification of Selection of KPMG LLP for Fiscal Year 2019

For	Against	Abstain
24,697,659	26,179	982

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG FLOORING, INC.

By:	/s/ Christopher S. Parisi
Christopher S. Parisi
Senior Vice President, General Counsel & Secretary

Date: June 5, 2019